SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
                                             ---

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        MISSISSIPPI CHEMICAL CORPORATION
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:



                        MISSISSIPPI CHEMICAL CORPORATION
                  P.O. BOX 388, YAZOO CITY, MISSISSIPPI  39194


                              1995 Proxy Statement
                                      and
                    Notice of Annual Meeting of Shareholders

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Mississippi Chemical Corporation, a Mississippi corporation (hereinafter referred to as the "Company"), will be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi, on Tuesday, November 14, 1995, at 9:00 a.m. for the following purposes:

     1. to elect four members to the Board of Directors to hold office for a period of three years and until their successors are duly elected and qualified;

     2. to consider and vote upon approval of the Mississippi Chemical Corporation 1994 Stock Incentive Plan;

     3. to consider and vote upon approval of the Mississippi Chemical Corporation 1995 Stock Option Plan for Nonemployee Directors;

     4. to consider and vote upon approval of the Mississippi Chemical Corporation 1995 Restricted Stock Purchase Plan for Nonemployee Directors; and

     5. to transact such other business as may properly come before the meeting, including any adjourned session thereof.

     The Board of Directors has fixed the close of business on September 11, 1995, as the record date for determining shareholders entitled to notice of the aforesaid annual meeting and to vote thereat in person or by proxy.

     The Proxy Statement is set forth following this notice of annual meeting. Also accompanying this notice of annual meeting are a proxy and the Company's Annual Report for the fiscal year ended June 30, 1995.

                              By Order of the Board of Directors,


                              /s/ Rosalyn B. Glascoe
                              Corporate Secretary
Yazoo City, Mississippi
September 29, 1995




                        MISSISSIPPI CHEMICAL CORPORATION
                                  P.O. BOX 388
                         YAZOO CITY, MISSISSIPPI 39194

                                                       APPROXIMATE MAILING DATE:
                                                              SEPTEMBER 29, 1995

                                PROXY STATEMENT

               ANNUAL MEETING OF SHAREHOLDERS---NOVEMBER 14, 1995
                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), for the annual meeting of shareholders to be held on November 14, 1995. Only shareholders of record at the close of business on September 11, 1995, are entitled to notice of, and to vote (in person or by proxy) at the meeting.

     This Proxy Statement and proxy card are being mailed on or about September 29, 1995. The Company's Annual Report (including financial statements) to its shareholders for the fiscal year ended June 30, 1995, accompanies this Proxy Statement.

     The expense of soliciting proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy card and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails and directly by directors, officers and regular employees of the Company. In addition, the Company has engaged Proxy Services Corporation, a firm specializing in solicitation of proxies, to assist in the current solicitation for an estimated fee of $800 plus reimbursement for their out-of-pocket expenses.

VOTING PROCEDURES

     Election of each director requires a plurality of the votes of the shares of the Company's common stock present in person or represented by proxy and entitled to vote at the meeting. Approval of the proposed stock plans requires the affirmative vote of the holders of a majority of the shares voted on the proposals. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Each is tabulated separately. Abstentions and broker non-votes are counted in tabulations of the votes cast on proposals presented to shareholders.

     The Company's management knows of no matter to be brought before the meeting other than that referred to in items 1, 2, 3 and 4 of the foregoing notice of annual meeting of shareholders. However, if any other matters properly come before the meeting, it is intended that the proxy cards in the accompanying form which are duly signed and returned in time will be voted on those matters in accordance with the judgment of the person or persons voting the proxy. Any shareholder who signs and returns a proxy may revoke that proxy at any time prior to the voting thereof either by revoking the proxy in person at the meeting or by delivering a signed written notice of revocation to the office of the Secretary of the Company before the meeting begins.

SHAREHOLDER PROPOSALS

     Shareholders wishing to include proposals in the Company's Proxy Statement for the 1996 annual meeting of shareholders must submit their proposals so that they are received by the Secretary of the Company at the principal executive offices in Yazoo City, Mississippi, by July 17, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     At the close of business on September 11, 1995 (the record date), the Company had 22,902,672 shares outstanding. The table listed below contains information concerning each person who is known by the Company to be the beneficial owner of more than five percent of the Company's common stock. To the best of the Company's knowledge, no other persons are beneficial owners of five percent or more of the Company's shares.

                                           AMOUNT AND NATURE
 TITLE OF        NAME AND ADDRESS OF         OF BENEFICIAL     PERCENT OF
   CLASS          BENEFICIAL OWNER             OWNERSHIP          CLASS


Common      SF Services, Inc.                  1,725,847          7.5%
Stock       P.O. Box 5489
            North Little Rock, AR 72119

                             ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

     The Articles of Incorporation of the Company provide that the Board of Directors shall consist of not fewer than nine or more than 15 directors, with the exact number of directors to be fixed by the Board, and that the Board shall be divided into three classes, with one class being elected each year for a three-year term. The number of directors has been fixed at 12 and, accordingly, four directors are to be elected at the annual meeting to serve for three years or until the 1998 annual meeting of shareholders and until their respective successors shall have been elected and qualified. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the four nominees set forth hereinafter.

     In the event that any of the following nominees for election as director is not available to serve as a director at the time of election at the meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable.

                   NOMINEES FOR ELECTION TO SERVE UNTIL 1998

JOHN W. ANDERSON, AGE 60
     Director of the Company since 1989. In May 1989, Mr. Anderson was named President and Chief Executive Officer of Alabama Farmers Cooperative, Inc. Prior to 1989, he was Manager of the Anderson's Peanut Division of Alabama Farmers Cooperative, Inc. He had been affiliated with Anderson's Peanut Division since 1984.
     Member:  Executive Committee and Audit Committee.

FRANK R. BURNSIDE, JR., AGE 46
     Director of the Company since 1985. For more than the past five years, Mr. Burnside has been a farm supply dealer and Vice President and Manager of Newellton Elevator Company, Inc., Newellton, Louisiana.
     Member:  Compensation Committee.

ROBERT P. DIXON, AGE 52
     Director of the Company since 1986. For more than the past five years, Mr. Dixon has been the President and Chief Executive Officer of SF Services, Inc., North Little Rock, Arkansas, a regional agricultural cooperative.
     Member:  Compensation Committee and Executive Committee.

GEORGE PENICK, AGE 47
     Director of the Company since July 1994. Mr. Penick is President of the Foundation for the Mid-South, a private philanthropic foundation, and has served in that position since 1990. From 1986 until 1990, he was the first executive director of the Jessie Ball duPont Fund.
     Member:  Director Affairs Committee.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1996

WAYNE A. THAMES, AGE 59
     Director of the Company since 1973. For more than the past five years, Mr. Thames has been a cattleman in Evergreen, Alabama.
     Member:  Director Affairs Committee.

W. R. DYESS, AGE 56
     Director of the Company since 1991. Since 1972, Mr. Dyess has served as President of Dyess Farm Center, Inc., in Bardwell, Texas, and ABC Ag Center, Inc., in Corsicana, Texas.
     Member:  Audit Committee and Director Affairs Committee.

G. DAVID JOBE, AGE 52
     Director of the Company since 1989. Since 1981, Mr. Jobe has been affiliated with, and currently serves as Senior Vice President of Corporate Operations of, MFA Incorporated, a regional agricultural cooperative.
     Member:  Audit Committee.

DAVID M. RATCLIFFE, AGE 46
     Director of the Company since July 1994. Early in 1995, Mr. Ratcliffe became Senior Vice President of External Affairs of the Southern Company, an Atlanta, Georgia, based utility holding company. From 1991 to 1995, Mr. Ratcliffe served as President and Chief Executive Officer of Mississippi Power Company, an electric utility. From 1989 until 1991, he was Executive Vice President of Southern Company Services, Inc.
     Member:  Audit Committee.


                    DIRECTORS CONTINUING TO SERVE UNTIL 1997

COLEY L. BAILEY, AGE 44
     Director of the Company since 1978 and has served as Chairman of the Board since 1988. For more than the past five years, Mr. Bailey has been engaged in farming activities in Yalobusha County, Mississippi.
     Member:  Executive Committee and Ex Officio Member of all other Committees.

CHARLES O. DUNN, AGE 47
     Director of the Company since 1992. Mr. Dunn has been employed by the Company since 1978 and was elected President and Chief Executive Officer of the Company in April 1993. Prior to becoming President, he served in various positions within the Company, including Attorney and Executive Vice President.
     Member:  Executive Committee.

WOODS E. EASTLAND, AGE 50
     Director of the Company since July 1994. Since 1986, Mr. Eastland has been President and Chief Executive Officer of Staplcotn & Stapldiscount, a cotton marketing and financing cooperative located in Greenwood, Mississippi.
     Member:  Compensation Committee.

JOHN SHARP HOWIE, AGE 55
     Director of the Company since 1966 and has served as Vice Chairman of the Board since 1988. For more than the past five years, Mr. Howie has been engaged in farming activities in Yazoo County, Mississippi.
     Member:  Executive Committee and Compensation Committee.

                               DIRECTOR EMERITUS

TOM C. PARRY, AGE 67
     Appointed director emeritus of the Company in 1994. Mr. Parry was President of the Company and a member of the Board of Directors from 1972 until 1993.
     Member:  Director Affairs Committee.

COMPENSATION OF DIRECTORS

     All non-employee directors, including the director emeritus but excluding Coley L. Bailey and John Sharp Howie, are paid an annual retainer of $12,000 and $1,000 per meeting, plus expenses. Coley L. Bailey, as Chairman of the Board, receives an annual retainer of $40,000 a year, plus expenses. John Sharp Howie, as Vice Chairman of the Board, receives an annual retainer of $18,000 and $1,000 per meeting, plus expenses. Charles O. Dunn, as President and Chief Executive Officer, receives no additional remuneration for serving as a director.

     Effective September 1, 1995, but subject to shareholder approval, six of the 11 nonemployee directors and the director emeritus have elected to receive their retainer in the form of restricted stock pursuant to the 1995 Restricted Stock Purchase Plan for Nonemployee Directors. See "Proxy Item No. 4." By electing to receive their director fees in restricted stock, the fees will be increased by 25% because of the substantial risk of forfeiture.

     Additionally, nonemployee directors will receive stock options if the 1995 Stock Option Plan for Nonemployee Directors is approved by shareholders. See "Proxy Item No. 3."

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. The Board meets regularly four times per year, and holds special meetings as required. In fiscal 1995, the Board met nine times.

     Each director spends considerable time in preparing for and attending Board and Committee meetings. During the Company's most recent fiscal year, the directors as a group attended at least 97% of the Board meetings and meetings of Committees to which they were appointed.

BOARD COMMITTEES

     The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Director Affairs Committee and the Executive Committee. These committees met three, three, two, and zero times, respectively, during the 1995 fiscal year. The Audit Committee recommends the appointment of independent auditors and oversees the accounting and audit functions of the Company. The Compensation Committee recommends executive officers' salaries and bonuses and reviews and recommends stock and compensation plans. No member of the Compensation Committee or the Audit Committee is or has been an employee of the Company. The Director Affairs Committee operates as a nominating committee for the slate of directors and officers and periodically reviews the performance of the Board. Shareholder recommendations for director nominees may be considered, but there are no established procedures for the submission of such recommendations to the Director Affairs Committee for consideration. The Executive Committee has the authority to take all actions which the Board of Directors as a whole would be able to take, to the extent permitted by law.

MANAGEMENT OWNERSHIP OF THE COMPANY'S STOCK

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of August 31, 1995, the beneficial ownership of each director and of each Named Executive Officer, and of all directors and executive officers as a group, of shares of the Company's common stock, including shares covered by options which can be exercised within 60 days from the date of this Proxy Statement. This information has been furnished to the Company by the individuals named


NAME OF INDIVIDUAL                     NUMBER OF SHARES      PERCENT
OR NUMBER IN GROUP                    BENEFICIALLY OWNED     OF CLASS

John W. Anderson(1)<F1>                   2,448               *<F12>
Coley L. Bailey                           6,215               *<F12>
Frank R. Burnside, Jr.(2) <F2>           22,014               *<F12>
Robert P. Dixon(3)<F3>                    1,136               *<F12>
W. R. Dyess(4)<F4>                       34,500               *<F12>
Woods E. Eastland(5)<F5>                  3,895               *<F12>
John Sharp Howie(6)<F6>                   5,892               *<F12>
G. David Jobe                                 0               *<F12>
George Penick                                 0               *<F12>
David M. Ratcliffe                          750               *<F12>
Wayne Thames                              7,859               *<F12>
Tom C. Parry                              6,003               *<F12>
Charles O. Dunn(7)<F7>                   22,300               *<F12>
William F. Hawkins(8)<F8>                10,910               *<F12>
C. E. McCraw(9)<F9>                       9,910               *<F12>
David W. Arnold(10)<F10>                  7,600               *<F12>
Robert E. Jones(11)<F11>                 13,250               *<F12>
All directors and executive officers    154,682               *<F12>
as a group (19 persons)
[FN]
<F12>* Less than 1%.
<F1>(1)   Mr. Anderson owns 1,448 shares individually and his wife, Evelyn
          Anderson, owns 1,000 shares.
<F2>(2)   Mr. Burnside owns 3,187 shares individually and is the beneficial owner of 18,827 shares owned by Newellton Elevator Company, Inc.
<F3>(3)   Mr. Dixon owns 776 shares individually and is the beneficial owner of
          360 shares owned by Robert P. Dixon d/b/a Benchmark Farms.
<F4>(4)   Mr. Dyess owns 474 shares individually and is the beneficial owner of
          25,153 shares owned by Dyess Farm Center, Inc., and 8,873 shares owned by ABC Ag Center, Inc.
<F5>(5)   Mr. Eastland is the beneficial owner of 3,895 shares owned by the
          Elizabeth C. Eastland Trust.
<F6>(6)   Mr. Howie owns 3,989 shares individually and is the beneficial owner of 1,903 shares owned by Pauline W. Howie and John Sharp Howie d/b/a Cedar Grove Plantation.
<F7>(7)   Of the total number of shares beneficially owned, Mr. Dunn holds
          17,800 stock options which, subject to shareholder approval, are exercisable within 60 days from the date of this Proxy Statement.
<F8>(8)   Of the total number of shares beneficially owned, Mr. Hawkins holds
          8,910 stock options which, subject to shareholder approval, are exercisable within 60 days from the date of this Proxy Statement.
<F9>(9)   Of the total number of shares beneficially owned, Mr. McCraw holds
          8,910 stock options which, subject to shareholder approval, are exercisable within 60 days from the date of this Proxy Statement.
<F10>(10) Of the total number of shares beneficially owned, Mr. Arnold holds
          6,600 stock options which, subject to shareholder approval, are exercisable within 60 days from the date of this Proxy Statement.
<F11>(11) Of the total number of shares beneficially owned, Mr. Jones holds
          8,250 stock options which, subject to shareholder approval, are exercisable within 60 days from the date of this Proxy Statement.


                       COMPENSATION OF EXECUTIVE OFFICERS
     The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company in fiscal 1995, 1994 and 1993 by the Company's Chief Executive Officer and the Company's four highest paid executive officers other than the Chief Executive Officer (together, the "Named Executive Officers").

                                                     SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                        ANNUAL COMPENSATION                      COMPENSATION

                 (A)                     (B)       (C)        (D)              (E)                   (G)
                                                                           OTHER ANNUAL
NAME AND PRINCIPAL POSITION                       SALARY     BONUS    COMPENSATION(1) <F13>    OPTIONS AWARDED
                                        YEAR        ($)       ($)              ($)                   (#)

Charles O. Dunn                          1995    310,008    133,304           4,503                 53,941
President and Chief Executive Officer    1994    280,008     89,603           4,562
                                         1993    243,319     64,612           4,427

William F. Hawkins                       1995    233,304     72,324           4,503                 27,000
Senior Vice President-Finance and        1994    223,260     47,331           4,562
Administration                           1993    212,628     45,077           4,427

C. E. McCraw                             1995    222,340     68,928           4,503                 27,000
Senior Vice President-Operations         1994    209,760     47,406           4,562
                                         1993    195,132     41,758           4,427

Robert E. Jones                          1995    188,832     47,208           4,503                 25,000
Vice President and General Counsel       1994    174,840    111,683           4,562
                                         1993    162,648     32,123           4,427

David W. Arnold                          1995    175,884     43,971           4,503                 20,000
Senior Vice President-Technical Group    1994    168,312     30,666           4,562
                                         1993    159,540     30,711           4,427

F13>(1)   The amounts disclosed in column (e) represent the Company's matching contribution on the employee's salary deferral contributions under its 401(k) plan.


ANNUAL BONUSES

     Annual bonuses for executive officers are intended to reward key employees who have a material impact on the Company's operating results. Annual bonuses are based on an "Economic Value Added" concept. No bonuses are paid unless the Company's "Operating Income as a Percent of Capital" meets the Company's "Weighted Average Cost of Capital." Under this plan, when "Operating Income as a Percent of Capital" meets the "Weighted Average Cost of Capital," the President will receive an incentive payment of 20% of base annual salary. For each 1% that "Operating Income as a Percent of Capital" exceeds the "Weighted Cost of Capital," the President will be eligible for a discretionary incentive payment of an additional 1-1/2%, not to exceed 33% of base annual salary. The decision on the amount of discretionary bonus, if any, is made by the Board of Directors based on a recommendation from the Compensation Committee. The four most highly compensated executive officers other than the President are included in the same plan. If "Operating Income as a Percent of Capital" meets the "Weighted Average Cost of Capital," they will receive an incentive payment of either 9% or 13% of base salary, depending on position. For each 1% that "Operating Income as a Percent of Capital" exceeds the "Weighted Average Cost of Capital," the four executives (William F. Hawkins, C. E. McCraw, Robert E. Jones, and David W. Arnold) are eligible for a discretionary bonus of 1-1/2%, not to exceed 15% or 21% of base annual salary based on position. The amount of the discretionary bonus, if any, is determined by the President and reported to the Board of Directors through the Compensation Committee.

STOCK INCENTIVE PLAN

     On August 2, 1994, the Board of Directors of the Company adopted, subject to shareholder approval, the Mississippi Chemical Corporation 1994 Stock Incentive Plan (the "Stock Incentive Plan"). On August 18, 1994, the Compensation Committee granted options to acquire an aggregate of 201,941 shares of common stock to 11 officers and key employees. All options were granted as of the effective date of the Company's public offering at an exercise price per share equal to the price per share of the common stock offered on that date and vest within a period of nine years and nine months in accordance with a formula based on the price performance of the common stock. Benefits under the Stock Incentive Plan may be granted to officers and key employees of the Company selected by the Compensation Committee based on their responsibilities and potential impact of their services to the Company.

     The following table contains information covering stock options granted during the fiscal year ended June 30, 1995, to the Named Executive Officers pursuant to the 1994 Stock Incentive Plan and the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No stock appreciation rights ("SARs") were granted in conjunction with the options.

     Stock options were approved by the Board of Directors effective August 18, 1994, pending approval by the shareholders. All numbers in the following tables assume shareholder approval.



                                                        OPTION GRANTS TABLE
                                               OPTION GRANTS DURING 1995 FISCAL YEAR
                                     INDIVIDUAL GRANTS


                                     % OF TOTAL OPTIONS
                                         GRANTED TO
                          OPTIONS       EMPLOYEES IN      EXERCISE OR
                          GRANTED      FISCAL YEAR(1)      BASE PRICE      EXPIRATION            GRANT DATE
        NAME                (#)             <F14>          ($/SHARE)          DATE         PRESENT VALUE(2) <F15>

         (a)                (b)              (c)              (d)             (e)                    (f)
Charles O. Dunn           53,941         26.71               15.00          08/17/04               325,804
William F. Hawkins        27,000         13.37               15.00          02/01/99               163,080
C. E. McCraw              27,000         13.37               15.00          08/17/04               163,080
Robert E. Jones           25,000         12.38               15.00          08/17/04               151,000
David W. Arnold           20,000          9.90               15.00          08/17/04               120,800

<F14> (1) Total options granted during 1995 were 201,941 shares to the Named Executive Officers and all other employees.

<F15> (2) Based on the Black-Scholes option pricing model adapted for use in valuing stock options.  The actual value, if any, a participant may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by a participant will be at or near the value estimated by the Black-Scholes model.  In connection with the
          1994 Stock Incentive Plan, the participants are expected by the Compensation Committee of the Board of
          Directors to accumulate and hold shares equal to a multiple of their salary.  The model assumptions include (a) an option term of 10 years; (b) a risk-free rate of return of 6.72% based on U.S. Treasury strips with a duration equal to the expected term of the option; (c) a volatility factor calculated using monthly stock prices for a peer group of four fertilizer companies for the three years (36 months) prior to the grant date; and (d) a dividend rate of $.08 per share per quarter.

                                              OPTION EXERCISES IN 1995 FISCAL YEAR AND
                                            FISCAL YEAR ENDED JUNE 30, 1995, VALUE TABLE

                           SHARES                                                      VALUE OF UNEXERCISED IN-THE-MONEY
                        ACQUIRED ON                    NUMBER OF OPTIONS AT FY-END         OPTIONS AT FY-END 06/30/95
                          EXERCISE        VALUE                  06/30/95                             ($)
                                        REALIZED                   (#)
        NAME                (#)            ($)        EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE

Charles O. Dunn              0              0           13,755          40,186              67,949           198,519
William F. Hawkins           0              0            6,885          20,115              34,012            99,368
C. E. McCraw                 0              0            6,885          20,115              34,012            99,368
Robert E. Jones              0              0            6,375          18,625              31,493            92,008
David W. Arnold              0              0            5,100          14,900              25,194            73,606

Exercisable numbers are the number of options which could have been exercised as of June 30, 1995, with vesting calculated per the plan guidelines, had shareholders already approved the plan.

                               RETIREMENT PROGRAM
PENSION PLAN

     The Company provides a "Defined Benefit" retirement plan for all regular employees meeting established age and employment service requirements. Benefits are determined based on average pay in the highest five of the last ten years and the number of years of credited service over full career. Annual Company contributions on behalf of individual specified participants cannot be calculated by plan actuaries. Only an employee's "base pay" is covered by the plan. The following table shows estimated annual benefits payable at age 65 to newly hired persons in specified compensation and years of service categories. Listed benefits are not subject to deductions for social security or other offset amounts. The figures below reflect the benefit and compensation limits that are applicable under federal law.

                                                         PENSION PLAN TABLE

                                                                   YEARS OF SERVICE

              BASE PAY                      15            20             25             30             35

               25,000                      4,688          6,250        7,813           9,375         10,938
               50,000                     9,533          12,500        15,625         18,750         21,875
              100,000                    24,533          31,810        39,088         46,365         54,093
              150,000                    39,533          51,810        64,088         76,365         89,093
              200,000                    39,533          51,810        64,088         76,365         89,093
              250,000                    39,533          51,810        64,088         76,365         89,093
              300,000                    39,533          51,810        64,088         76,365         89,093
              350,000                    39,533          51,810        64,088         76,365         89,093
              400,000                    39,533          51,810        64,088         76,365         89,093
              450,000                    39,533          51,810        64,088         76,365         89,093
              500,000                    39,533          51,810        64,088         76,365         89,093

     Years of service for the Named Executive Officers are: Charles O. Dunn-17; William F. Hawkins-29; C. E. McCraw-21; Robert E. Jones-21; and David W. Arnold-29.

SUPPLEMENTAL BENEFIT PLAN

     The Company maintains a non-qualified Supplemental Benefit Plan for any employee designated by the plan administrator (including all Named Executive Officers in the Summary Compensation Table) who is a participant in the "Defined Benefit" Pension Plan and whose benefits from that Plan will, at his retirement, be limited by the Internal Revenue Code. In 1995, the Plan was amended to provide participants with Company matching contributions to which they would have been entitled under the "Defined Contribution" 401(k) savings plan, but which the Company could not make because of the operation of the Internal Revenue Code.

     Benefits from this Plan will be payable to a participant on a monthly basis beginning at the time and under the terms that would have applied if such benefits had been payable from the Pension Plan or 401(k) plan, as the case may be.

     The following table shows estimated annual benefits payable under the Supplemental Benefit Plan to persons in specified compensation and years of service categories. (The actual benefit paid under the supplemental plan is the amount the participant would have received under the Company's Defined Benefit or Defined Contribution Plan absent the application of the relevant Internal Revenue Code sections.)

                                                  SUPPLEMENTAL BENEFIT PLAN TABLE

                                                                   YEARS OF SERVICE

              BASE PAY                      15            20             25             30             35

              200,000                     15,000         20,000         25,000        30,000          35,000
              250,000                     30,000         40,000         50,000        60,000          70,000
              300,000                     45,000         60,000         75,000        90,000         105,000
              350,000                     60,000         80,000        100,000       120,000         140,000
              400,000                     75,000        100,000        125,000       150,000         175,000
              450,000                     90,000        120,000        150,000       180,000         210,000
              500,000                    105,000        140,000        175,000       210,000         245,000


     Years of service for the Named Executive Officers are: Charles O. Dunn-17; William F. Hawkins-29; C. E. McCraw-21; Robert E. Jones-21; and David W. Arnold-29.

OTHER BENEFIT PROGRAMS

     The executive officers participate in various health, life and disability insurance programs, pension plan and a retirement savings 401(k) plan, that are generally made available to all employees. Executive officers also receive certain traditional perquisites that are customary for their positions.



                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     This Report and the following Performance Graph shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

OVERVIEW

     The Company's Board of Directors has established a four-member Compensation Committee (the "Compensation Committee"). Each member of the Compensation Committee is a nonemployee director.

     The Company's executive officer compensation program consists of base salary, annual bonuses, long-term incentive compensation in the form of stock options and various benefits including medical, pension, and 401(k) savings plans generally available to employees of the Company.

COMPENSATION POLICIES

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation which integrate pay with the Company's annual and longer-term performance goals, reward above-average and discourage below-average performance, recognize individual initiative and achievements, assist the Company in attracting and retaining qualified executives and build the ownership of Company stock by key managers. The Compensation Committee is of the view that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with the interests of the Company's shareholders and ultimately enhance shareholder value. The Compensation Committee further believes that bonus and other forms of incentive-based compensation encourage management to attain preset commercial goals for the Company.

BASE SALARY

     Base salaries of the President and other executive officers are based on internal equity and external competitiveness. The Company has retained W.M.S. Management Consultants, a compensation consulting firm, to assist in the establishment of salary ranges for each executive officer. Individual salaries are within the range established by the independent consultant, the precise salary being based on subjective individual performance evaluations. It is the objective of the Compensation Committee of the Company to develop salary programs that attract and maintain qualified key employees and that will reflect their actual performance.

     The Compensation Committee believes that the overall program it has adopted, with its emphasis on long-term and incentive-based compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its shareholders.

     The Compensation Committee administers the Company's annual bonus plan. In administering the annual bonus plan, the Compensation Committee took into account the plan criteria and determined that plan criteria had been met and that bonuses were appropriate within the limitations of the plan. Bonuses were granted to the officers as set forth in the Summary Compensation Table based on the Compensation Committee's judgment that the performance of the individuals met the plan criteria.

     The Compensation Committee also administers the stock option program. The Compensation Committee evaluated the contribution of key executives and, based on its evaluation and subject to shareholder approval, options were awarded for the fiscal year ended June 30, 1995, as set forth in the Option Grants Table.

COMPENSATION COMMITTEE COMPOSITION

     The foregoing report is submitted by the members of the Compensation Committee as of June 30, 1995:

                    John Sharp Howie, Chairman
                    Frank R. Burnside, Jr.
                    Woods E. Eastland
                    Robert P. Dixon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except as stated below, there are no interlocks or insider participation with any executive officers of the Company or with the members of the Compensation Committee.

                      CERTAIN TRANSACTIONS WITH CUSTOMERS

     During fiscal 1995 and 1994, sales to SF Services, Inc. ("SFS") were approximately $32.3 million and $34.0 million, respectively, representing approximately 8.3% and 10.8%, respectively, of the Company's net sales and approximately 7.3% and 8.7%, respectively, of SFS's consolidated gross revenues. During fiscal year 1995, SFS bought the Company's storage facility located in North Little Rock, Arkansas, for approximately $600,000. In the opinion of the Company, the sale was on terms as favorable to the Company as if transacted with an unaffiliated third party. Robert P. Dixon, a director of the Company, is an executive officer of SFS. During fiscal 1995 and 1994, sales to Alabama Farmers Cooperative, Inc. ("AFC") were approximately $16.7 million and $13.7 million, respectively. These sales represent 7.2% and 6.5%, respectively, of the gross revenues of AFC. John W. Anderson, a director of the Company, is an executive officer of AFC. Sales to SFS and AFC were on terms and conditions comparable to arms'-length transactions with other customers.

     All sales of product to directors and their affiliates have been and are made in the ordinary course of business at prices and terms which are determined based on prevailing competitive conditions and which are no less favorable to the Company than the prices and terms of transactions with other customers.

     On May 23, 1995, the Board of Directors authorized the repurchase of up to
1.5 million shares of the Company's outstanding common stock. Pursuant to this authorization, on July 21, 1995, the Company purchased 200,000 shares at $20 per share from AFC and on July 27, 1995, the Company purchased 200,000 shares at $20 per share from SFS. The closing price as quoted by Nasdaq for the Company's stock was $21.88 on July 21 and $22.50 on July 27.

                                                         PERFORMANCE GRAPH

                                         31-AUG-94      30-SEPT-94      31-DEC-94       31-MAR-95      30-JUN-95
Mississippi Chemical Corporation            $100           $119            $109           $115            $126
NASDAQ Composite Index (U.S.)               $100           $100            $ 99           $107            $123
Custom Composite Index (8 Stocks)           $100           $112            $102           $117            $139

     The 8-Stock Custom Composite Index consists of Agrium Inc. (NASDAQ), Arcadian Partners LP, First Mississippi Corporation Freeport-McMoRan Resource Partners, IMC Global Inc., Potash Corporation of Saskatchewan (NYSE), Terra Industries, Inc., and Vigoro Corp.

     Note: Agrium Inc. began trading on NASDAQ on May 5, 1995. The Company is included in the Custom Composite Index beginning May 31, 1995.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Securities Exchange Act of 1934 requires all executive officers and directors to report any changes in the ownership of common stock of the Company to the Securities and Exchange Commission, The Nasdaq Stock Market's National Market ("Nasdaq"), and the Company. Based solely upon a review of these reports, the Company believes that during fiscal 1995 all Section 16 filing requirements applicable to its executive officers, directors and persons owning more than 10% of the common stock of the Company were complied with except for the following: Woods E. Eastland, a director, failed to timely report the acquisition of 437 shares acquired in the reorganization of the Company that took place on June 30, 1994 (the "Reorganization"); John Sharp Howie, a director, failed to timely report the acquisition of 17 shares acquired in the Reorganization; Wayne Thames, a director, failed to timely report the acquisition of 951 shares acquired in the Reorganization; Rosalyn B. Glascoe failed to timely report the acquisition of three shares acquired in the Reorganization; Robert P. Dixon, a director, failed to timely report the acquisition of six shares acquired in the Reorganization and failed to timely report the acquisition of 750 shares acquired in the Company's 1994 initial public offering; and SF Services, Inc., until April 1995, a holder of more than 10% of the Company's common stock, failed to timely report the acquisition of 36,055 shares acquired in the Reorganization, failed to timely report the sale of 598,000 shares in the Company's 1994 initial public offering, and failed to timely report the acquisition of 6,617 shares of the Company's common stock received in liquidation of obligations from several of its member cooperatives. Each of the above transactions has now been correctly reported.



                APPROVAL OF THE MISSISSIPPI CHEMICAL CORPORATION
                           1994 STOCK INCENTIVE PLAN
                               (PROXY ITEM NO. 2)

                           1994 STOCK INCENTIVE PLAN

     At the August 2, 1994, meeting, the Board of Directors adopted the 1994 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan is contingent upon shareholder approval. The purpose of the Stock Incentive Plan is to encourage an alignment of the interests of shareholders and key members of management, to provide performance-based incentives to officers and other key employees of the Company and its subsidiaries, and to enhance the Company's ability to attract, retain and reward such officers and employees.

     The following description of the Stock Incentive Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Stock Incentive Plan, a copy of which appears as Appendix A to this Proxy Statement. The following summary describes the material features of the Stock Incentive Plan.

     SHARES RESERVED. There have been reserved for issuance under the Stock Incentive Plan 1,400,000 shares of common stock. The maximum number of stock options which may be awarded to any single participant in any fiscal year during the term of the Stock Incentive Plan shall not exceed 200,000.

     ADMINISTRATION. The Compensation Committee of the Board of Directors will administer the Stock Incentive Plan. The Compensation Committee will determine individuals to receive grants, the number of shares to be awarded, and the period, terms and conditions of the grants. The Compensation Committee may interpret the Stock Incentive Plan and establish rules to administer the Plan. The Compensation Committee may delegate (but has not delegated) to the Chief Executive Officer the administration of benefits granted to non-officer participants.

     ELIGIBILITY. Benefits may be granted to officers and other key employees of the Company or its subsidiaries.

     BENEFITS UNDER THE PLAN. Benefits under the Stock Incentive Plan may be granted in any one or a combination of stock options, stock appreciation rights ("SARs"), and stock awards. Stock options can be either incentive stock options or non-qualified stock options.

     The option exercise price (i.e., the purchase price which the optionee is required to pay) of both incentive stock options and non-qualified stock options must be at least 100% of the fair market value of the Company's common stock on the date of grant. The value of SARs will be based on the fair market value on the date of grant of the related option or on the date of grant of the SAR, whichever is applicable. Stock options and SARs shall be exercisable not earlier than six months and not later than 10 years after the date of grant.
The option price may be paid by check or by delivery of shares of common stock then owned by the employee. Cashless exercise is also permitted.

     Benefits are generally not transferable and may be exercised only by the employee. Benefits may be exercised after death by the executor or administrator or by the person to whom the benefit has passed under will or by law.

     ADJUSTMENT. The number of shares of Company stock subject to a benefit shall be adjusted if there is an increase in the number of issued shares without the payment of new consideration to the Company (for example, due to a stock dividend or stock split). Each benefit may also provide for the continuation or adjustment of benefits if the Company is merged, reorganized or similarly affected.

     AMENDMENT. The Board may amend the Stock Incentive Plan at any time; provided, however, that any amendment may not adversely affect the Stock Incentive Plan's status as a protected plan for purposes of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

     CHANGE IN CONTROL. In the event of a change in control of the Company, all outstanding stock options and SARs shall become immediately exercised and all stock awards shall immediately vest. The plan states that a "change in control" of the Company shall occur if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities, or (ii) individuals who constitute a majority of the Board of Directors immediately prior to a contested election for position on the Board cease for any reason to constitute at least a majority of the Board as a result of such contested election, or (iii) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and, as a result of such combination, less than 75% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company, or (iv) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.

     FEDERAL INCOME TAX CONSEQUENCES. Under current U.S. federal tax law, a participant who is granted an option or SAR will not realize any taxable income at the time of grant. The participant will have taxable income at the time of exercise of a non-qualified stock option equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a corresponding deduction. The participant will have no taxable income at the time of the exercise of an incentive stock option and any gain realized on the subsequent disposition of the stock will qualify for long-term capital gain treatment if the shares are held for at least two years from the date of grant of the option and one year from the date of its exercise. The Company will not be entitled to any deduction if shares obtained upon the exercise of an incentive stock option are disposed of after meeting the holding periods. The participant will have taxable income at the time of the exercise of an SAR equal to the amount of cash or value of shares received upon exercise.

     ESTIMATE OF BENEFITS. If the Stock Incentive Plan is approved, the following number of options granted to the following individuals on August 18, 1994, will be ratified at a purchase price of $15, which was the fair market value of the shares on that date:




                                       NUMBER OF SECURITIES
                                        UNDERLYING OPTIONS
NAME AND POSITION                             GRANTED
Charles O. Dunn                               53,941
President and Chief Executive Officer

William F. Hawkins                            27,000
Senior Vice President-Finance and
Administration

C. E. McCraw                                  27,000
Senior Vice President-Operations

Robert E. Jones                               25,000
Vice President and General Counsel

David W. Arnold                               20,000
Senior Vice President-Technical Group

All executive officers (including             167,941
persons name above)

All nonemployee directors                        0

All employees other than Named                34,000
Executive Officers

     There are 11 persons currently participating in the proposed Stock Incentive Plan, but this number may increase or decrease at the Compensation Committee's discretion. The number of participants is not expected to increase in the foreseeable future, nor are any grants of SARs or stock awards expected in the foreseeable future.

     SHAREHOLDER APPROVAL. The Stock Incentive Plan and any benefits granted under it shall be null and void if shareholder approval is not obtained at the November 14, 1995, annual meeting of shareholders.

VOTE REQUIRED

     The vote of a majority of the shares present and voting at the meeting is required for approval of the Stock Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE STOCK INCENTIVE PLAN.


                APPROVAL OF THE MISSISSIPPI CHEMICAL CORPORATION
                1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                               (PROXY ITEM NO. 3)

                1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

     On July 20, 1995, the Board of Directors of the Company adopted the 1995 Stock Option Plan for Nonemployee Directors (the "Directors' Plan") which shareholders are asked to approve at the annual meeting. The purpose of the Directors' Plan is to encourage directors to become shareholders in the Company, thereby enabling them to represent the viewpoint of other shareholders of the Company more effectively and to attract and retain outstanding individuals to serve as members of the Board of Directors.

     The following description of the Directors' Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Plan, a copy of which appears as Appendix B to this Proxy Statement. The following summary describes the material features of the Directors' Plan.

SUMMARY OF THE DIRECTORS' PLAN

     GRANT OF OPTIONS. Each person who remains or becomes a nonemployee director of the Company on the date of the 1995 annual meeting of shareholders will be granted an option to purchase 5,000 shares of common stock on the first business day after the date of the 1995 annual meeting, except that the initial options for the Chairman and Vice Chairman of the Board of Directors shall be 10,000 and 7,000, respectively. Each person who becomes a nonemployee director after the date of the 1995 annual meeting shall be granted an option to purchase 5,000 shares of common stock on the first business day after the date of the first annual meeting of shareholders at which such person was elected or remained a nonemployee director. Any person who becomes Chairman of the Board after the date of the 1995 annual meeting shall be granted an additional option to purchase 5,000 shares of common stock on the first business day after the date of the next succeeding annual meeting (except that the additional option for a person who previously served as Vice Chairman shall be for 3,000 shares). Any person who becomes Vice Chairman of the Board after the date of the 1995 annual meeting shall be granted an additional option to purchase 2,000 shares of common stock on the first business day after the date of the next succeeding annual meeting.

     Each nonemployee director who is granted an initial option to purchase 5,000 shares of common stock (under this Directors' Plan) shall be granted additional options to purchase 1,500 shares of common stock on the first business day after the date of each annual meeting of shareholders (following the grant of the initial option) at which the nonemployee director remains a member of the Board, except that the annual options for the Chairman and Vice Chairman of the Board shall be 3,000 and 2,000, respectively.

     PURCHASE PRICE. The purchase price with respect to each option granted to nonemployee directors shall be equal to the average of the closing price of the common stock as reported on Nasdaq for the last 20 days prior to the date of grant. The purchase price may be paid by check or by the delivery of shares of common stock then owned by the participant or by cashless exercise.

     TERM; TERMINATION OF SERVICE. The option term shall be 10 years. All options granted to nonemployee directors shall become exercisable in installments one year after the date of option grant and shall be fully exercisable six years from the date of the grant, or upon a change in control of the Company. The period of exercise following death, disability or retirement shall be three years. In the event of any other termination of service on the Board, each option shall expire three months after the date of optionee's termination of service.

     SHAREHOLDER APPROVAL. This Directors' Plan was adopted by the Board of Directors of the Company on July 20, 1995. The Directors' Plan shall be null and void if shareholder approval is not obtained at the November 14, 1995, annual meeting of shareholders.

     SHARES RESERVED. 300,000 shares of common stock (which may be newly issued or treasury shares) are reserved for issuance under the Directors' Plan. The number of shares reserved and subject to option shall be adjusted if the Company changes the number of issued shares without consideration (such as by stock dividend or stock split).

     FEDERAL INCOME TAX CONSEQUENCES. Under current U.S. federal tax law, a nonemployee director who is granted an option will not realize any taxable income at the time of grant. The director will have taxable income at the time of exercise equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a corresponding deduction.

     ESTIMATE OF BENEFITS. There are 11 nonemployee directors and one director emeritus in the proposed Directors' Plan. If this Directors' Plan is approved, then on November 15, 1995, the day after the annual meeting of shareholders, the 11 nonemployee directors, as a group, will be granted 62,000 option shares at an option price equal to the average of the closing price of the common stock as reported on Nasdaq for the last 20 days prior to the date of grant.

VOTE REQUIRED

     The vote of a majority of the shares present and voting at the meeting is required for approval of the Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DIRECTORS' PLAN.

                APPROVAL OF THE MISSISSIPPI CHEMICAL CORPORATION
         1995 RESTRICTED STOCK PURCHASE PLAN FOR NONEMPLOYEE DIRECTORS
                               (PROXY ITEM NO. 4)

                  DIRECTOR COMPENSATION RESTRICTED STOCK PLAN

     On July 20, 1995, the Board of Directors adopted the 1995 Restricted Stock Purchase Plan for Nonemployee Directors (the "Restricted Stock Plan") which shareholders are asked to approve at the annual meeting. The purpose of the Restricted Stock Plan is to encourage director stock ownership, thereby giving them a stake in the growth and profitability of the Company in order to enable them to represent the viewpoint of other shareholders of the Company more effectively.

     The following description of the Restricted Stock Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Plan, a copy of which appears as Appendix C to this Proxy Statement. The following summary describes the material features of the Restricted Stock Plan.



                      SUMMARY OF THE RESTRICTED STOCK PLAN

     DIRECTOR ELECTION. Each nonemployee director who so elected, prior to September 1, 1995, will receive his retainer for the next 12 months for services as a director in the form of restricted stock subject to a substantial risk of forfeiture. An election must be made for each future year prior to each September 1.

     DETERMINATION OF NUMBER OF SHARES. On September 1 of each year, the Company will calculate the retainer for each participating director for the coming 12 months. The retainer shall be multiplied by 125% (to reflect the substantial risk of forfeiture of stock purchased under the Restricted Stock
Plan) and then divided by the fair market value of the common stock, as determined by the average of the closing price of the stock for the 20 trading days prior to September 1.

     TERM; TERMINATION OF SERVICE. For a period of five years from the date of receipt of stock under the Restricted Stock Plan ("restriction period"), if a participant ceases to be a director for a cause other than death, disability or retirement, he must sell to the Company all shares obtained at the lower of the then-current fair market value or the price the participant paid.

     RIGHTS IN STOCK. During the five-year restriction period, all rights of ownership (including dividends) other than those of transfer, exchange, pledge or hypothecation will be vested in directors.

     SHAREHOLDER APPROVAL. This Restricted Stock Plan was adopted by the Board of Directors of the Company on July 20, 1995. The Restricted Stock Plan shall be null and void if shareholder approval is not obtained at the 1995 annual meeting of shareholders.

     SHARES RESERVED. 100,000 shares of common stock (which may be newly-issued or treasury shares) are reserved for issuance under the Restricted Stock Plan. The number of shares reserved and subject to issuance shall be adjusted if the Company changes the number of issued shares without consideration (such as by stock dividend or stock split).

     FEDERAL INCOME TAX CONSEQUENCES. Under current U.S. federal tax law, a nonemployee director who elects to take stock in lieu of his retainer will not realize any taxable income until the end of the restriction period. The director will have taxable income at the end of the restriction period equal to the then-current fair market value of the shares, and the Company will be entitled to a corresponding deduction.

     ESTIMATE OF BENEFITS. Six of the 11 nonemployee directors and the director emeritus have elected to participate in the proposed Restricted Stock Plan. If this Plan is approved, the purchase of 5,197 shares by the six nonemployee directors and the director emeritus, as a group, will be confirmed.

VOTE REQUIRED

     The vote of a majority of the shares present and voting at the meeting is required for approval of the Restricted Stock Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RESTRICTED STOCK PLAN.


                                                                      APPENDIX A

                        MISSISSIPPI CHEMICAL CORPORATION
                           1994 STOCK INCENTIVE PLAN


          1. Purpose. The purpose of the 1994 Stock Incentive Plan (the "Plan") is to enable Mississippi Chemical Corporation (the "Company") to offer officers and other key employees of the Company and its subsidiaries performance-based incentives and other equity interests in the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interest between the employees and the Company's shareholders.

          2. Administration. The Plan shall be administered by a committee (the "Committee") which shall be the Compensation Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, none of whom shall be eligible to participate in this Plan and all of whom shall qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3 or any successor regulation. The Committee may delegate to the Chief Executive Officer of the Company the administration of benefits granted to non-officer participants.

          3. Eligibility. Benefits under the Plan shall be granted only to officers and other key employees of the Company and its subsidiaries selected initially and from time to time thereafter by the Committee on the basis of the special importance of their services in the management, development and operations of the Company and its subsidiaries. For these purposes, any corporation, partnership or other entity in which the Company has a significant financial interest may qualify as a subsidiary.

          4.   Benefits.  The benefits awarded under the Plan shall consist of
(a) stock options, (b) stock appreciation rights, and (c) stock awards.

          5. Shares Reserved. There is hereby reserved for issuance under the Plan an aggregate of 1,400,000 shares of common stock of the Company which may be authorized but unissued or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of option shares which may be awarded to any participant in any fiscal year during the term of the Plan is 200,000 shares. No more than 160,000 shares may be issued as stock awards during the term of the Plan. If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of shares thereunder, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under this Plan.

          6. Stock Options. Stock options shall consist of options to purchase shares of common stock of the Company and shall be either incentive stock options or non-qualified stock options as determined by the Committee.
The option price shall be not less than 100% of the fair market value of the shares on the date the option is granted and the price may be paid by check or, in the discretion of the Committee, by the delivery of shares of common stock of the Company then owned by the participant. A participant may also use cashless exercise as permitted under Federal Reserve Board's Regulation T to pay the option price. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that no stock option shall be exercisable prior to six months after the option grant date nor later than ten years after the grant date. The aggregate fair market value (determined as of the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.

          7. Stock Appreciation Rights. Stock appreciation rights may be granted to the holder of any stock option granted hereunder and shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

          (a) A stock appreciation right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six months prior to its expiration.

          (b) Stock appreciation rights will permit the holder to surrender any related stock option or portion thereof which is then exercisable and elect to receive in exchange therefor cash in an amount equal to:

               (i) The excess of the fair market value on the date of such election of one share of common stock over the option price, multiplied by

               (ii) The number of shares covered by such option or portion thereof which is so surrendered.

          (c) The Committee shall have the discretion to satisfy a participant's right to receive the amount of cash determined under paragraph (b) hereof in whole or in part by the delivery of common stock of the Company valued as of the date of the participant's election.

          (d) In the event of the exercise of a stock appreciation right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

          8. Stock Awards. Stock awards will consist of common stock transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries. A stock award shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares upon termination of the participant's employment within specified periods and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. The goals established by the Committee may include earnings per share, total return on shareholder equity, or such other goals as may be established by the Committee in its discretion.

          9. Non-transferability. Stock options and other benefits granted under this Plan shall not be transferable other than by will or the laws of descent and distribution and each stock option and stock appreciation right shall be exercisable during the participant's lifetime only by the participant or the participant's guardian or legal representative.

          10. Change in Control. In the event of a change in control of the Company, all outstanding stock options and stock appreciation rights shall become immediately exercisable and all stock awards shall immediately vest with all performance goals deemed fully achieved. For these purposes, change in control shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

          (a) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

          (b) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

          (c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 75% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; or

          (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.

          11. Other Provisions. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including such provisions as may be required to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment.

          12. Fair Market Value. The fair market value of the Company's common stock at any time shall be determined in such manner as the Committee may deem equitable or as required by applicable law or regulation.

          13.  Adjustment Provisions.

          (a) If the Company shall at any time change the number of issued shares of common stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, shall not be changed.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

          (c) In the event of any merger, consolidation or reorganization of the Company with any other corporation, there shall be substituted, on an equitable basis as determined by the Committee, for each share of common stock then reserved for issuance under the Plan and for each share of common stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of the Company will be entitled pursuant to the transaction.

          14. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive the shares notice as far in advance as practicable and the Company may defer making delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules which it may adopt, permit a participant to pay all or a portion of the taxes arising in connection with any benefit under the Plan by electing to have the Company withhold shares of common stock from the shares otherwise deliverable to the participant, having a fair market value equal to the amount to be withheld.

          15. Term of Program; Amendment, Modification or Cancellation of Benefits. No benefit shall be granted more than ten years after the date of the approval of this Plan by the shareholders of the Company; provided, however, that the terms and conditions applicable to any benefits granted prior to such date may at any time be amended or cancelled by mutual agreement between the Committee and the participant or any other persons as may then have an interest therein and may be unilaterally modified by the Committee whenever such modification is deemed necessary to protect the Company or its shareholders.

          16. Amendment or Discontinuation of Plan. The Board of Directors may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of a majority of the shareholders entitled to vote if such shareholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation Section 240.16b-3. The Board of Directors may suspend the Plan or discontinue the Plan at any time; provided, however, that no such action shall adversely affect any outstanding benefit.

          17. Shareholder Approval. The Plan was adopted by the Board of Directors on August 2, 1994, subject to shareholder approval. The Plan and any benefits granted thereunder shall be null and void if shareholder approval is not obtained at the next annual meeting of shareholders.



                                                                      APPENDIX B

                        MISSISSIPPI CHEMICAL CORPORATION
                             1995 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS


          1. Purpose. The purpose of the Mississippi Chemical Corporation 1995 Stock Option Plan for Nonemployee Directors (the "Plan") is to encourage directors (including emeritus directors) who are not officers or full-time employees of Mississippi Chemical Corporation (the "Company") or any of its subsidiaries ("Nonemployee Directors") to become shareholders in the Company thereby giving them a stake in the growth and profitability of the Company, to enable them to represent the viewpoint of the shareholders of the Company more effectively and to encourage them to continue serving as directors.

          2. Shares Reserved. There is hereby reserved for issuance under the Plan an aggregate of 300,000 shares of common stock which may be authorized but unissued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan, all unissued shares subject to the option may again be used for new options granted under this Plan.

          3. Grant of Options. Each person who is or becomes a Nonemployee Director of the Company on the date of the annual meeting of shareholders ("Annual Meeting") for 1995 shall be granted an initial option to purchase 5,000 shares of common stock on the first business day after the date of the Annual Meeting. The initial options for the Chairman and Vice Chairman of the Board of Directors shall be for 10,000 and 7,000 shares of common stock, respectively.

          Each person who becomes a Nonemployee Director after the date of the 1995 Annual Meeting shall be granted an initial option to purchase 5,000 shares of common stock on the first business day after the date of the next succeeding Annual Meeting. Any person who becomes Chairman of the Board after the date of the 1995 Annual Meeting shall be granted an additional option to purchase 5,000 shares of common stock on the first business day after the date of the next succeeding Annual Meeting (except that the additional option for a person who previously served as Vice Chairman shall be for 3,000 shares). Any person who becomes Vice Chairman of the Board after the date of the 1995 Annual Meeting shall be granted an additional option to purchase 2,000 shares of common stock on the first business day after the date of the next succeeding Annual Meeting.

          Each Nonemployee Director who is granted an initial option hereunder shall be granted an additional option to purchase 1,500 shares of common stock on the first business day after the date of each succeeding Annual Meeting on which the Nonemployee Director is a member of the Board. The annual options for the Chairman and Vice Chairman of the Board shall be for 3,000 and 2,000 shares, respectively.

          4. Option Price. The option price for each option granted to Nonemployee Directors shall be equal to the average of the closing price of the shares subject to option as reported on the NASDAQ National Market System ("NASDAQ") for the last 20 trading days prior to the date of option grant. The option price may be paid by check or by the delivery of shares of common stock then owned by the participant. A director may also pay the option price by use of cashless exercise as permitted under Federal Reserve Board's Regulation T.

          5. Term; Termination of Service. The option term shall be ten years. Any option granted to a Nonemployee Director may not be exercised for the first year from the date of its grant. Any option granted to a Nonemployee Director may be exercisable for 20% of the shares subject to option during the second year from the date of grant, 40% for the third year from the date of grant, 60% for the fourth year from the date of grant, 80% for the fifth year from the date of grant, and shall be fully exercisable commencing with the sixth year from the date of grant. Each option shall become fully exercisable upon the retirement of the director or upon a change of control of the Company as defined in paragraph 10 of the Company's 1994 Stock Incentive Plan. Each option shall expire three months after the date of optionee's termination of service for any reason other than death, disability or retirement. In the event of death, disability or retirement, each option shall be exercisable for a period of three years after termination. For these purposes, retirement shall mean termination of service on the Board of Directors after the Nonemployee Director has attained age 55 and completed at least five years of service as a member of the Board. Except in the case of retirement, any option granted to a Nonemployee Director may be exercised during the indicated periods following termination only to the extent the option was exercisable on the date of termination.

          6. Nontransferability. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Nonemployee Director's lifetime only by the director or the director's guardian or legal representative. If a director dies during the option period, any option granted to the director may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution.

          7.      Adjustment Provisions.

          (a) If the Company shall at any time change the number of issued shares of common stock without new consideration to it (such as by stock dividends, stock splits or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be automatically adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed.

          (b) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding common stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Nonemployee Director to whom an option has been granted under the Plan shall have the right during the remaining term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of common stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of common stock of the Company upon consummation of an Acquisition.

          8. Registration and Legal Compliance. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate including, without limitation, provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for common stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which common stock of the Company may at that time be listed.
If the Company shall be advised by its counsel that the shares deliverable upon exercise of an option are required to be registered under the Securities Act of 1933, as amended (the "Act") or any state securities law or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effective or such prospectus is available.

          9. Amendment, Suspension and Termination of Plan. The Board of Directors may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Nonemployee Directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, that this Plan may not be amended more than once every six months and that no amendment shall, without shareholder approval, increase the number of shares of common stock which may be issued under the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing to Nonemployee Directors under the Plan. No such amendment, suspension or termination shall impair the rights of Nonemployee Directors under any outstanding options, or make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Rule 16b-3.

          10. Shareholder Approval; Term. This Plan was adopted by the Board of Directors of the Company on July 20, 1995. The Plan shall be null and void if shareholder approval is not obtained at the 1995 Annual Meeting. The term of the Plan shall be for a five-year period from the date of shareholder approval.



                                                                      APPENDIX C

                        MISSISSIPPI CHEMICAL CORPORATION
                      1995 RESTRICTED STOCK PURCHASE PLAN
                           FOR NONEMPLOYEE DIRECTORS

          1. Purpose. The purpose of the Mississippi Chemical Corporation 1995 Restricted Stock Purchase Plan for Nonemployee Directors (the "Plan") is to encourage directors (including emeritus directors) who are not officers or full-time employees of Mississippi Chemical Corporation (the "Company") or any of its subsidiaries ("Nonemployee Directors") to invest their annual retainer fees in the common stock of the Company, thereby giving them a stake in the growth and profitability of the Company to enable them to represent the viewpoint of the shareholders of the Company more effectively and to encourage them to continue serving as directors.

          2. Shares Reserved. There is hereby reserved for issuance under the Plan an aggregate of 100,000 shares of common stock of the Company. Shares issued under the Plan may be either authorized but unissued shares or treasury shares. If any shares issued hereunder are thereafter acquired by the Company pursuant to rights reserved by the Company at the time of transfer as hereinafter described, such shares shall be added back to the number of shares reserved for issuance under the Plan.

          3. Election to Receive Retainer in Shares of Restricted Stock. Each Nonemployee Director may make an irrevocable election to receive his or her annual retainer in shares of restricted stock. An election pursuant to this paragraph 3 must be made in writing and filed with the Company before the first day of the annual retainer period. Any election shall be effective from the first day of the retainer period until terminated by the director by written notice given not less than six months prior to the date of termination. The election will entitle the Nonemployee Director to receive a number of shares of restricted stock determined by dividing 125% of the retainer for the ensuing 12-month period by the fair market value of one share of the Company's common stock. The result of such division shall be rounded up to the next whole share. For these purposes, the fair market value of the common stock shall be equal to the average of the closing price of the shares as reported on the NASDAQ National Market System ("NASDAQ") for the last 20 trading days prior to the first day of each annual retainer period. In the event any person becomes a Nonemployee Director other than at the beginning of an annual retainer period, such person may make an election before the date on which the person becomes a Nonemployee Director, the election to be effective with respect to the amount of retainer applicable to the balance of such annual retainer period and at a fair market value equal to the average of the closing price of the shares on NASDAQ for the last 20 trading days prior to the director's first day of service.

          For purposes of this paragraph 3, an annual retainer period shall begin on the first day of September of any year in which the Plan is effective and end on the succeeding August 31.

          4. Terms and Conditions. Shares of restricted stock issued under the Plan shall be subject to the following terms and conditions:

          (a) If, within five years from the date of the transfer of the restricted stock, (i) the Nonemployee Director's service on the Board is terminated for any reason other than death, disability or retirement, or
     (ii) the Nonemployee Director elects to sell the shares of restricted stock back to the Company, the shares of restricted stock shall be repurchased by the Company ("Forfeiture Restriction") at a per-share price equal to the lesser of (A) the amount paid by the director for such restricted shares or
     (B) the fair market value of such shares on the date the director's service on the Board is terminated or the date the director elects to sell the shares, whichever is applicable. For these purposes, the fair market value of the common stock shall be equal to the average of the closing price of the shares as reported on NASDAQ for the last 20 trading days prior to the date of repurchase. The purchase price shall be paid in cash to the director within five business days after receipt by the Company of certificates representing the shares of restricted stock so forfeited.

          (b) Shares of restricted stock shall be free of the Forfeiture Restriction upon the expiration of a five-year period from the date of issuance or earlier upon the death, disability or retirement of the Nonemployee Director or the occurrence of a change of control of the Company as defined in paragraph 10 of the Company's 1994 Stock Incentive Plan.

          (c) Shares of restricted stock issued under the Plan may be subject to such other provisions, not inconsistent with the provisions of the Plan, as counsel for the Company shall consider appropriate from time to time, including such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements.

          5. Nontransferability of Shares. Shares of restricted stock issued under the Plan shall not be transferable and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the expiration of the later of (i) six months after the date of issuance of shares of restricted stock (or on the date of the death or disability of the Nonemployee Director if such director dies or becomes disabled prior to the expiration of such six-month period) or (ii) the expiration of the Forfeiture Restriction with respect to such shares of restricted stock.

          6. Shareholder Rights. A Nonemployee Director who receives shares of restricted stock under the Plan shall have all of the rights of a shareholder with respect to such stock, including the right to receive dividends or other distributions in respect of such stock and to vote such stock as the record owner thereof, unless and until such stock is forfeited to the Company hereunder. However, the certificates representing shares of restricted stock issued under the Plan shall bear a legend indicating the nontransferability of the shares and the Forfeiture Restriction.

          7. Adjustments. If there is any change in the Company's common stock by means of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by means of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of shares of stock thereafter available for issuance under the Plan shall be automatically adjusted on the same basis to give proper effect to such change. The terms and conditions of this Plan shall also be applicable to the shares issued to a Nonemployee Director as a result of a stock dividend, stock split, recapitalization, etc., with respect to any restricted shares.

          8. Amendment or Termination. The Board of Directors may terminate the Plan at any time or amend the Plan from time to time as it may deem proper; provided, however, that no such termination shall adversely affect any outstanding shares. The Plan may not be amended more frequently than once every six months and no amendment shall (a) adversely affect any outstanding shares, (b) result in any participant in the Plan losing his or her status as a "disinterested person" under Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3") with respect to any employee benefit plan of the Company, or
(c) result in the Plan losing its status as a protected plan under Rule 16b-3.

          9. Shareholder Approval. The Plan was adopted by the Board of Directors on July 20, 1995, subject to shareholder approval. All certificates representing shares purchased prior to such approval shall be held by the Company until shareholder approval is obtained. In the event the Plan is not approved by January 1, 1996, the purchase price of the stock will be returned to the directors and the stock will be returned to the Company.
                                                                      APPENDIX D


PROXY                  MISSISSIPPI CHEMICAL CORPORATION                 PROXY
               ANNUAL MEETING OF SHAREHOLDERS - NOVEMBER 14, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Mississippi Chemical Corporation hereby appoints Coley L. Bailey and Charles O. Dunn, and each of them, attorneys and proxies, with full power of substitution, to vote at the annual meeting of shareholders to be held at the Owen Cooper Administration Building, Highway 49 East,
Yazoo City, Mississippi, at 9:00 a.m. (local time) on Tuesday,
November 14, 1995, and at any adjournments thereof, in the name of the undersigned and with the same force and effect as the undersigned could do if personally present, upon the matters set forth below as indicated.

DIRECTORS: John W. Anderson; Frank R. Burnside, Jr.; Robert P. Dixon; and George Penick.

                                             SEE REVERSE SIDE.  If you wish to
                                             vote in accordance with the Board
                                             of Directors' recommendations, just
                                             sign on the reverse side.  You need
                                             not mark any ovals.

                                             PLEASE MARK, SIGN, DATE AND MAIL
                                             THIS PROXY CARD PROMPTLY, USING THE
                                             ENCLOSED ENVELOPE.

                                             (Continued and to be signed on
                                             reverse side.)
                                                         SEE REVERSE



                                                      [REVERSE OF PROXY CARD]

                                                  MISSISSIPPI CHEMICAL CORPORATION
                                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


1.Election of Directors (see      FOR   WITHHOLD  ALL EXCEPT  4.The proposal to approve and      FOR    AGAINST   ABSTAIN
  reverse)                                                      adopt the Mississippi Chemical
                                  [ ]     [ ]        [ ]        Corporation 1995 RESTRICTED      [ ]      [ ]       [ ]
                                                                STOCK PURCHASE PLAN FOR
                                                                NONEMPLOYEE DIRECTORS
(Except Nominee(s) written
 above)

2.The proposal to approve and     FOR   AGAINST    ABSTAIN    5. In their discretion, to act on any other matters which
  adopt the Mississippi                                        may properly come before the meeting and any adjournments
  Chemical Corporation 1994       [ ]     [ ]        [ ]       thereof.
  STOCK INCENTIVE PLAN


                                                                   Dated:                                          , 1995
                                                                           ----------------------------------------
3.The proposal to approve and     FOR   AGAINST    ABSTAIN
  adopt the Mississippi
  Chemical Corporation 1995       [ ]     [ ]        [ ]
  STOCK OPTION PLAN FOR
  NONEMPLOYEE DIRECTORS                                                                                      Signature(s)


                                                              ---
The shares represented by this Proxy will be voted at         Please sign exactly as name appears hereon. When shares are
meeting. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS      held by joint tenants, both should sign. When signing as
PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL    attorney, executor, administrator, trustee or guardian,
NOMINEES AS DIRECTORS AND "FOR" PROPOSALS (2) THROUGH (4)     please give full title as such. If a corporation, please
ABOVE.                                                        sign in full corporate name by President or other
                                                              authorized officer. If a partnership, please sign in
                                                              partnership name by authorized person.